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                                                                   EXHIBIT 11.b.



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the following with respect to Post-Effective Amendment No. 14 to the Registation Statement (No. 2-98755) on Form N-1A under the Securities Act of 1933, as amended and Amendment No. 15 under the Investment Company Act of 1940, as amended, respectively, of Market Street Fund, Inc.:

     - The inclusion of our report dated January 31, 1996, accompanying the financial statements and financial highlights of Market Street Funds, Inc. in the Statement of Additional Information.

     - The incorporation by reference of our report dated January 31, 1996 into the Prospectus.

     - The reference to our Firm under the headings "Financial Highlights" in the Prospectus and under the heading "Independent Accountants" in the Statement of Additional Information.


/s/ COOPERS & LYBRAND L.L.P.
----------------------------
COOPERS & LYBRAND L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
March 13, 1996